Exhibit 99.1

Faraday Future Expects to Receive an Additional 180-Day Extension from NASDAQ to Meet Nasdaq Minimum Bid Price Requirement on May 2, 2023

Los Angeles, CA (April 28, 2023) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFIE) (“Faraday Future,” “FF,” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, announced today that the Company has received the approval from the NASDAQ Stock Market LLC (“NASDAQ”) to list its common stock and warrants on the NASDAQ Capital Market starting from April 25, 2023. Based on guidance from NASDAQ, the Company expects to receive a second 180-day extension (or until October 28, 2023) to meet NASDAQ’s $1 minimum bid price requirement for ten consecutive trading days if it continues to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the NASDAQ Capital Market, with the exception of the minimum bid price requirement. Per NASDAQ’s standard procedures, the Company expects to receive official notification of such extension on May 2, 2023.

The NASDAQ Capital Market is one of the three listing tiers within the Nasdaq Composite Index. Currently over a third of NASDAQ listed companies are in NASDAQ Capital Market tier. For a company to become part of Nasdaq’s Capital Market, it will need to fulfill certain criteria and requirements, including financial and liquidity requirements and corporate governance requirements. As of today, there are many medium ($2Billion-$10Billion market cap) and large cap ($10Billion-$200Billion market cap) companies that trade on the NASDAQ Capital Market.

Furthermore, on April 19, 2023, the Company received a written notice from NASDAQ stating that the Company had regained compliance with Nasdaq Listing Rule 5620 which requires the Company to hold an annual meeting of stockholders.

FF started the production of its FF 91 Vehicle on March 30, 2023 at its FF ieFactory in Hanford, California and announced the first production vehicle coming off the line on April 14, 2023. The Company also recently announced its three-phase delivery plan for the FF 91 vehicle and continues to work diligently towards the start of delivery of its FF 91 vehicles.

ABOUT FARADAY FUTURE

FF is the pioneer of the Ultimate Intelligent TechLuxury ultra spire market in the intelligent EV era, and a disruptor of the traditional ultra-luxury car industry. FF is not just an EV company, but also a software-driven company of intelligent internet AI product.

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NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include, among other things, statements regarding the anticipated start of delivery plan for our FF 91 Vehicle (which remains subject to timely receipt of financing, parts and completion of crash tests), additional funding and timing for receipt thereof, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include whether the Amended Shareholder Agreement between the Company and FF Top, dated as of January 13, 2023, complies with the listing requirements of The Nasdaq Stock Market LLC, the market performance of the shares of the Company’s common stock; the Company’s ability to regain compliance with, and thereafter continue to comply with, the Nasdaq listing requirements; the Company’s ability to satisfy the conditions precedent and close on the various financings previously disclosed by the Company and any future financings, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s ability to amend its certificate of incorporation to permit sufficient authorized shares to be issued in connection with the Company’s existing and contemplated financings; whether the Company and the City of Huanggang could agree on definitive documents to effectuate the non-binding Cooperation Framework Agreement; the Company’s ability to remain in compliance with its public filing requirements under the Securities Exchange Act of 1934, as amended; the outcome of the SEC investigation relating to the matters that were the subject of the Special Committee investigation and other litigation involving the Company; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; potential litigation involving the Company; the result of future financing efforts and general economic and market conditions impacting demand for the Company’s products; recent cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; and the ability of the Company to attract and retain directors and employees. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s prospectus supplement filed pursuant to Rule 424(b)(3) on April 20, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors (English): ir@faradayfuture.com
Investors (Chinese): cn-ir@faradayfuture.com
Media: john.schilling@ff.com
Source: Faraday Future Intelligent Electric Inc.